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                                                                    EXHIBIT 11.1


                          EPIC DESIGN TECHNOLOGY, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                                 JUNE 30,                       JUNE 30,
                                                                         -----------------------        -----------------------
                                                                           1996           1995            1996           1995
                                                                         --------       --------        --------       --------

Net income (loss)                                                        $  2,374       $ (2,050)       $  6,491       $   (510)
                                                                         ========       ========        ========       ========


Weighted average common shares outstanding                                 12,734         11,722          12,543         10,996
Weighted average common share equivalents related to stock options
(using the treasury stock method)                                           1,117           --             1,261           --
                                                                         --------       --------        --------       --------

Shares used in per share computation                                       13,851         11,722          13,804         10,996
                                                                         ========       ========        ========       ========

Net income (loss) per share                                              $   0.17       $  (0.17)       $   0.47       $  (0.05)
                                                                         ========       ========        ========       ========